[DRAFT]


                             DISTRIBUTION AGREEMENT



           THIS AGREEMENT is made as of this 13th day of July, 1999, between AMERINDO FUNDS, INC., a Maryland corporation (the "Fund"), and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.

           WHEREAS, the Fund is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), and its Shares are registered with the SEC under the Securities Act of 1933, as amended ("1933 Act"); and

           WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended; and

           WHEREAS, the Fund desires to appoint the Distributor to act as distributor and shareholder servicing agent for the shares of the Fund's portfolios, as now in existence or hereinafter created from time to time (collectively, the "Shares"), in accordance with the terms and conditions of this Agreement;

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Fund and Distributor hereby agree as follows:

           ARTICLE 1. Sale of Shares. The Fund grants to the Distributor the exclusive right to sell units (the "Shares") of the portfolios (the "Portfolios") of the Fund at the net asset value per Share, plus any applicable sales charge, in accordance with the current prospectus, as agent and on behalf of the Fund, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

           ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares of the Fund; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered nor obligate the Distributor to sell any particular number of Shares, so long as the Distributor provides the Fund with not less than sixty days prior written notice of its intention

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to  neither  register  nor  maintain a current  registration  and/or to sell any particular number of shares.

           ARTICLE 3. Authorized Representations. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Fund filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material, as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

           ARTICLE 4. Registration of Shares. The Fund agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Fund shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund.

           ARTICLE 5. Compensation. As compensation for providing the services under this Agreement:

           (a)       The Distributor shall receive from the Trust:

                     (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Distribution and Shareholder Services Plan adopted by the appropriate class of shares of each of the Portfolios, as such Plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;

                     (2) if applicable, all contingent deferred sales charges ("CDSCs") applied on redemptions of CDSC Class Shares of each Portfolio on the terms and subject to such waivers as are described in the Trust's Registration Statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law; and

                     (3) all front-end sales charges, if any, on purchases of Class A Shares of each Portfolio sold subject to such charges as described in the Trust's Registration Statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the

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                     Distributor,  may collect the gross  proceeds  derived from the sale of such Class A Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge.

           (b) The Distributor may reallow any or all of the distribution or service fees, contingent deferred sales charges (if applicable) and front-end sales charges which it is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

           ARTICLE 6. Indemnification of Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.

           In no case (i) is the indemnity of the Fund to be deemed to protect the Distributor against any liability to the Fund or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

           The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the

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Fund  elects  to  assume  the  defense  of any  suit  and  retain  counsel,  the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

           The  Fund   agrees  to  notify  the   Distributor   promptly  of  the
commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

           ARTICLE 7. Indemnification of Fund. The Distributor covenants and agrees that it will indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

           In no case (i) is the indemnity of the Distributor in favor of the Fund or any other person indemnified to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon any person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

           The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any

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suit and  retain  counsel,  the  defendants  in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

           The   Distributor   agrees  to  notify  the  Fund   promptly  of  the
commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's Shares.

           ARTICLE 8. Effective Date. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Directors of the Fund, or the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those Directors of the Fund who are not parties to this Agreement or the Fund's Distribution Plan or interested persons of any such party ("Qualified Directors"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Fund upon not less than sixty days prior written notice to the other party.

           ARTICLE 9. Year 2000 Compliant. The Distributor warrants that all software code owned or under control by it, used in the performance of its obligations hereunder, will be Year 2000 Compliant. For purposes of this paragraph, "Year 2000 Compliant" means that the software will continue to operate beyond December 31, 1999 without creating any logical or mathematical inconsistencies concerning any date after December 31, 1999 and without decreasing the functionality of the system applicable to dates prior to January 1, 2000 including, but not limited to, making changes to (a) date and data century recognition; (b) calculations which accommodate same- and multi- century formulas and date values; and (c) input/output of date values which reflect century dates. All changes described in this paragraph will be made at no additional cost to the Fund.

           ARTICLE 10. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, at 339 Park Avenue, New York, New York 10022, attention:
Dana E. Smith; and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.



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           C Governing  Law.  This  Agreement  shall be  construed  in accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the 1940 Act, the latter shall control.

           ARTICLE 12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


           IN WITNESS, the Fund and Distributor have each duly executed this Agreement, as of the day and year above written.


                                        AMERINDO FUNDS, INC.

                                        By:

                                        Attest:

                                        SEI INVESTMENTS DISTRIBUTION CO.

                                        By:

                                        Attest:


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